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EXHIBIT 5.1

May 31, 2012

Orchids Paper Products Company

4826 Hunt Street

Pryor, Oklahoma 74361

Re: Orchids Paper Products Company Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Orchids Paper Products Company, a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $50,000,000 of any combination of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) warrants to purchase shares of Common Stock (the “Warrants”), and (iii) units composed of shares of Common Stock and/or Warrants in any combination (the “Units”). The Common Stock, Warrants and Units are sometimes referred to collectively herein as the “Securities.” As set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus filed pursuant to Rule 415 promulgated under the Securities Act, the Securities may be offered in an unspecified number at indeterminate prices from time to time by the Company.

We have reviewed the following:

1.	The Company’s Amended and Restated Certificate of Incorporation dated April 14, 2005, as amended June 19, 2007;

2.	The Company’s Amended and Restated Bylaws effective April 14, 2005; and

such matters of law and made such inquiries and reviewed such documents and records as we have deemed necessary or appropriate to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company. In expressing the opinion set forth below, we have assumed, with the Company’s consent, that all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, and all signatures on all documents submitted to us for examination are genuine and made by natural persons with legal capacity.

The opinions set forth below are limited to the Delaware General Corporation Law and the federal law of the United States. This opinion is limited to the facts as they presently exist and the effect of the present state of the Delaware General Corporation Law and the federal law of the United States. We undertake no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion as to the application of the securities or blue sky laws of any states with respect to the offer or sale of the Securities.

Orchids Paper Products Company

May 31, 2012

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Amended and Restated Certificate of Incorporation, as amended and then in effect (the “Certificate”), and (ii) the Registration Statement (including all necessary post-effective amendments thereto) has been declared effective by order of the U.S. Securities and Exchange Commission (the “Commission”).

For purposes of the opinions expressed below, we refer to the following as the “Future Authorization and Issuance” of Securities:

•	with respect to any of the Securities, (a) the appropriate and proper authorization by the Company of the terms and issuance of such Securities, including the consideration to be received for such Securities, in accordance with the Certificate and applicable law (the “Authorization”), and (b) the issuance of such Securities in accordance with the Authorization upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization; and

•	with respect to Warrants and/or Units, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued, and (b) the establishment of the terms of such Securities, and the execution and delivery of such Securities, in accordance with any applicable agreement under which such Securities are to be issued and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. Upon the Future Authorization and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. Upon the Future Authorization and Issuance of Warrants, such Warrants will constitute valid and legally binding obligations of the Company.

3. Upon the Future Authorization and Issuance of Units, such Units will constitute valid and legally binding obligations of the Company.

Orchids Paper Products Company

May 31, 2012

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Polsinelli Shughart PC under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Polsinelli Shughart PC Polsinelli Shughart PC